EXHIBIT 10.70
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of the 14th day of March, 2001, by and among TRITON EXPLORATION SERVICES, INC. (the "Employer"), James C. Musselman ("Employee"), and Triton Energy Limited, a Cayman Islands company (the "Company"), to the limited extent provided herein,

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Employer is a direct or indirect wholly owned subsidiary of the Company;

     WHEREAS, the Employer and the Company consider the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing their best interests and the best interests of their respective shareholders;

     WHEREAS, the Employer and the Company recognize that, because the Company is a publicly held company and as is the case with many such companies, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Employer and the Company and their respective shareholders;

     WHEREAS, the Boards of Directors of the Employer and the Company have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Employer's management, including Employee, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company;

     WHEREAS, in order to induce Employee to remain in the employ of the Employer and in the service of the Company as an officer, the Employer is willing to agree to provide certain severance benefits to Employee in the event Employee's employment is terminated or changed under the circumstances described below and the Company is willing to guarantee the performance of the Employer's obligations hereunder;

     WHEREAS, the Employer has requested Employee, and Employee has agreed, to act as President and Chief Executive Officer on the terms and conditions described in this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

     1.     TERMINATION  OF  EMPLOYMENT  FOLLOWING  CHANGE IN CONTROL.
            ---------------------------------------------------------
If, while Employee is employed by Employer, the Company or any subsidiary of the Company, a change in control of the Company (as defined below) occurs, Employee shall be entitled to the benefits provided in Section 2 hereof upon the subsequent termination of his employment, provided that such termination (a) occurs within two (2) years following the change in control of the Company and (b) is not (i) because of his death, "Disability" or "Retirement" (as defined in Section 1.1 below), (ii) by the Employer for "Cause" (as defined in Section 1.2 below), or (iii) by Employee other than for "Good Reason" (as defined in Section 1.3 hereof). In addition, if within eighteen months following the termination of Employee's employment with Employer, the Company or any subsidiary of the Company, a change in control of the Company occurs, Employee shall be entitled to the benefits provided in Section 2 hereof upon the occurrence of such change in control, provided that the termination of his employment was not (i) because of his death, "Disability" or "Retirement", (ii) by the Employer for "Cause", or
(iii)  by  Employee  other  than  for  "Good  Reason".

     1.1          Disability;  Retirement
                  -----------------------

          1.1-1       If,  as  a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Employer on a full-time basis for 120 consecutive business days, and within thirty (30) days after written notice of termination is given Employee shall not have returned to the full-time performance of his duties, the Employer may terminate this Agreement for "Disability."

          1.1-2       Termination  by the Employer or Employee of his employment based on "Retirement" shall mean termination in accordance with the Employer's retirement policy, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to him.

          1.2     Cause.  The  Employer  may terminate Employee's employment for
                  -----
"Cause." For the purposes of this Agreement, the Employer shall have "Cause" to terminate Employee's employment hereunder upon (A) the willful and continued failure by Employee to perform his duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Employee by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the willful engaging by Employee in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, an act, or failure to act, on Employee's part shall not be considered "willful" if done, or omitted to be done, by Employee (A) in good faith and (B) with reasonable belief that Employee's action or omission was not opposed to the best interests of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3d's) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct set forth above in clauses (A) or (B) of the second sentence of this paragraph and specifying the particulars thereof in detail.

          1.3     Good Reason.  Employee may terminate Employee's employment for
                  -----------
Good  Reason.    For  purposes  of  this  Agreement,  "Good  Reason" shall mean:

               1.3-1 Without Employee's express written consent, the assignment to Employee of any duties inconsistent with his positions, duties, responsibilities and status with the Employer and the Company immediately prior to a change in control of the Company, or a change in his reporting responsibilities, titles or offices with the Employer or the Company as in effect immediately prior to a change in control of the Company, or any removal of Employee from or any failure to re-elect Employee to any of such positions, except in connection with the termination of his employment for Cause, Disability or Retirement or as a result of his death or by Employee other than for Good Reason;

               1.3-2 A reduction by the Employer in Employee's base salary as in effect on the date hereof or as the same may be increased from time to time;

               1.3-3 The Employer's requiring Employee to be based anywhere other than the Employer's offices at which he was based immediately prior to a change in control of the Company except for required travel on the Employer's business to an extent substantially consistent with his present business travel obligations, or, in the event Employee consents to any relocation, the failure by the Employer to pay (or reimburse Employee) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify Employee against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) Employee's aggregate investment in such residence or (b) the fair market value of such residence as determined by a real estate appraiser designated by Employee and reasonably satisfactory to the Employer) realized on the sale of Employee's principal residence in connection with any such change of residence;

               1.3-4 The failure by the Employer or the Company to continue in effect any benefit or compensation plan (including but not limited to any stock option plans, convertible debenture plan, pension plan, life insurance plan, health and accident plan or disability plan) in which Employee is participating at the time of a change in control of the Company (or plans providing substantially similar benefits), the taking of any action by the Employer or the Company which would adversely affect Employee's participation in or materially reduce his benefits under any of such plans or deprive Employee of any material fringe benefit enjoyed by him at the time of the change in control of the Company, or the failure by the Employer to provide Employee with the number of paid vacation days to which he is then entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect on the date hereof;

               1.3-5 Any failure of the Employer or the Company to obtain the assumption of and the agreement to perform this Agreement by any successor as contemplated in Section 5 hereof; or

               1.3-6 Any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 1.4 below (and, if applicable, Section 1.2 above); and for purposes of this Agreement, no such purported termination shall be effective.

          1.4     Notice  of  Termination.  Any  termination  by  the  Employer
                  -----------------------
pursuant to Sections 1.1 and 1.2 above or by Employee pursuant to Section 1.3 above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event that Employee seeks to terminate his employment with the Employer pursuant to Section 1.3 above, he must communicate his written Notice of Termination to the Employer within sixty (60) days of being notified of such action or actions by the Employer or the Company which constitute Good Reason for termination.

          1.5     Date  of Termination.  "Date of Termination" shall mean (i) if
                  --------------------
this Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (ii) if Employee's employment is terminated for Cause, the date on which a Notice of Termination is given or the date on which there shall have been delivered to Employee the resolution specified in Section 1.2, whichever is later; (iii) if Employee's employment is terminated with Good Reason or with Justification, the date that is specified in the Notice of Termination; and (iv) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          1.6     Change  in Control Defined.  For purposes of this Agreement, a
                  --------------------------
"change in control of the Company" shall mean the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation, amalgamation, merger or other form of business combination of the Company, or to which the Company is a party, in which (I) the Company is not the continuing or surviving corporation or (II) where the Company is the continuing or surviving corporation, the Company's Ordinary Shares would be converted into cash, securities or other property, or the holders of the Company's Ordinary Shares immediately prior to the consolidation, amalgamation, merger or other form of business combination would represent less than a majority of the common stock or ordinary shares of the surviving corporation immediately after the consolidation, amalgamation, merger or other form of business combination, or
(y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any 'person' (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the '1934 Act')) or any 'group' (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 15.0% or more of the Company's then outstanding securities having the right to vote in the election of Directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board of Directors of the Company (the 'Board', and such individuals being referred to as the 'Incumbent Directors'), cease for any reason (other than death) to constitute a majority of the Directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of the Incumbent Directors (so long as such new Director was not nominated by a person who expressed an intent to effect a change in control of the Company or engage in a proxy or other control contest) in which case such new Director shall be considered an Incumbent Director.

     2.     COMPENSATION  FOLLOWING A CHANGE IN CONTROL.  If a change in control
            -------------------------------------------
of the Company shall have occurred and the other conditions in the first paragraph of Section 1 are met, Employee shall be entitled to the following:

          2.1  Disability.  During any period that Employee fails to perform his
               ----------
duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full base salary at the rate then in effect and any installments of deferred portions of awards under any applicable incentive, bonus or other plans paid during such period until this Agreement is terminated pursuant to Section 1 hereof. Thereafter, Employee's benefits in respect of his disability shall be determined in accordance with the Employer's Long-Term Disability Income Insurance Plan, or a substitute plan, and any other plans providing for the disability of a participant then in effect.

          2.2  Termination  for  Cause.  If  Employee's  employment  shall  be
               -----------------------
terminated for Cause, the Employer shall pay Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Employer shall have no further obligations to Employee to make any payments under this Agreement.

          2.3  Termination  Without  Cause;  Termination for Good Reason. If the
               ---------------------------------------------------------
Employer  shall  terminate Employee's employment other than pursuant to Sections
1.1 or 1.2 hereof or if Employee shall terminate his employment for Good Reason, then the Employer shall pay to Employee as severance pay in a lump sum in cash not later than the tenth (10th) day following the Date of Termination, the following amounts:

               2.3-1 Employee's full base salary through the Date of Termination at the rate in effect at the time of Notice of Termination is given;

               2.3-2 In lieu of any further salary or bonus payments to Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) the sum of (i) the highest of Employee's annual base salary in effect at any time from the three years prior to, through and including, the Date of Termination plus (ii) the highest of the aggregate bonuses paid to Employee during any fiscal year all or a part of which was included in the foregoing three year period plus (iii) the highest of the aggregate contributions made by the Employer on Employee's behalf in respect of Employee's participation in any 401(k) plan or plans of the Employer during any fiscal year all or a part of which was included in the foregoing three year period multiplied by (b) the number three (3);

               2.3-3 In lieu of further payments to Employee under the Company's Supplemental Executive Retirement Plan (the "SERP"), an amount equal to the lump sum payment to which the Employee would be entitled under the SERP had a change in control as defined in the SERP occurred simultaneously with the change in control as defined in this Agreement;


               2.3-4 If the Employer shall terminate Employee's employment other than pursuant to Section 1.1 or 1.2 hereof or if Employee shall terminate his employment for Good Reason, then Employee shall be entitled to exercise all options ("Options"), if any, then held by Employee under the Company's stock option plans for a period of twelve (12) months following the Date of Termination; and

               2.3-5  All  relocation  and  indemnity  payments  as set forth in
Section 1.3-4 hereof, and all legal fees and expenses incurred by Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          2.4     Benefit  Plans.  Unless  Employee is terminated for Cause, the
                  --------------
Employer shall maintain in full force and effect for the continued benefit of Employee, for a two year period after the Date of Termination, all employee benefit plans and programs or arrangements in which Employee was entitled to participate immediately prior to the Date of Termination (at no greater cost or expense to Employee than was the case immediately prior to the change in control of the Company), including without limitation plans providing medical, dental, life and disability insurance coverage, provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is not possible, the Employer shall arrange to provide Employee, at the Employer's cost and expense, with benefits substantially similar to those which Employee is entitled to receive under such plans and programs. At the end of the period of coverage, Employee shall have the option to have assigned to him at no cost and with no appointment of prepaid premiums, any assignable insurance policy owned by the Employer or the Company and relating specifically to him.

          2.5     Additional  Benefits.  If  the  Employer  shall  terminate
                  --------------------
Employee's employment other than pursuant to Section 1.1 or 1.2 hereof or if Employee shall terminate his employment for Good Reason, then in addition to the benefits to which Employee is entitled under the retirement plans or programs in which Employee participates or any successor plans or programs in effect on the Date of Termination of his employment hereunder (but not in addition to the payment required by Section 2.3-3 hereof), the Employer shall pay Employee, not later than the tenth (10th) day following the Date of Termination, in cash an amount equal to the difference between (a) the present value of the most valuable retirement pension to which Employee would have been entitled under the terms of the retirement plans or programs in which Employee participates (or any successor plans or programs in effect on the Date of Termination hereunder) without regard to "vesting" thereunder, if he would have accumulated three (3) additional years of continuous credited service after the Date of Termination under such retirement plans or programs and (b) the present value of the most valuable retirement pension which he is actually entitled to receive pursuant to the provisions of said retirement plans and programs. For purposes of this
Section 2.5, "present value" shall be determined using the same methods and assumptions (including compensation increase assumptions during such additional three year period) utilized under the Employer's retirement plans and programs immediately prior to the change in control of the Company.

          2.6     Automobiles.  Upon  Employee's termination for any reason, the
                  -----------
Employer shall enable Employee to purchase the automobile, if any, which the Employer or the Company was providing for Employee's use at the time Notice of Termination was given at the wholesale value of such automobile at such time.

          2.7     Mitigation  of  Amounts Payable Hereunder.  Employee shall not
                  -----------------------------------------
be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 2 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

     3.     COMPENSATION    NOT  CONTINGENT  UPON  A  CHANGE  IN  CONTROL.
            -------------------------------------------------------------

          3.1  Termination  Benefits.  If  Employee's  employment is terminated,
               ----------------------
other than due to Employee's death, Disability or Retirement, (i) by the Employer without Cause (as defined in Section 1.2) or (ii) by Employee with Justification (as defined below), then Employee shall be entitled to the benefits set forth in Section 3.1. If there shall occur a change in control of the Company while Employee is employed by the Company, Employee shall have the option to have either the provisions of this Section 3 control or the provisions of Sections 1 and 2 control.

               3.1-1   Following  the  Date  of  Termination,  Employee  shall
continue to be compensated in accordance with the payroll practices of the Employer, at the highest rate of compensation in effect in the twelve-month period prior to the Date of Termination, for the period ending on the pay period that next follows the 18-month anniversary of the Date of Termination of employment pursuant to this Section 3, subject to any holdbacks or deductions required as a matter of law. During this period, Employee shall be treated as an employee for purposes of all employee benefit plans and programs or arrangements in which Employee is entitled to participate immediately prior to the Date of Termination (at no greater cost or expense to Employee than was the case immediately prior to the termination), including without limitation plans providing medical, dental, life and disability insurance coverage. Employee's participation in the Supplemental Executive Retirement Plan, as it may be amended through the date prior to the Date of Termination, shall continue until the anniversary date of Employee's commencement of employment that next follows the 18-month anniversary of the Date of Termination of employment pursuant to this Section 4.

               3.1-2 Any Options, if any, then held by Employee shall become fully vested and exercisable and shall remain exercisable until the earlier to occur of their expiration date set forth in the agreements pursuant to which they were issued (without regard to the effect of termination of employment), as such agreements may be amended pursuant to this Agreement or otherwise, or the twelve (12) month anniversary of the Date of Termination.

                3.1-3 If, prior to the eighteen (18) month anniversary of the Date of Termination there shall occur a change in control of the Company, Employee shall be entitled to receive the benefits provided in Section 2 above assuming that the change in control of the Company occurred immediately prior to the termination of employment pursuant to this Section 3 and Employee were terminated without Cause following such change in control of the Company.

               3.1-4 Employee shall be entitled to receive all relocation and indemnity payments as set forth in Section 2.3-4 hereof, and all legal fees and expenses incurred by Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          3.2  Termination  by  Employee  with  Justification. Employee shall be
               ----------------------------------------------
entitled to terminate his employment with "Justification" and shall be entitled to the benefits set forth in Section 3.1 if any of the following conditions pertain:

               3.2-1 Without his express written consent, the assignment to Employee of any duties inconsistent with his positions, duties, responsibilities and status with the Employer and the Company as of the date hereof, or a change in his reporting responsibilities, titles or offices with the Employer or the Company as in effect as of the date hereof, or any removal of Employee from or any failure to re-elect Employee to any of such positions, except in connection with the termination of his employment for Cause, Disability or Retirement or as a result of his death.

               3.2-2 A reduction by the Employer in Employee's base salary as the same hereafter may be increased from time to time.

               3.2-3 The Employer's requiring Employee to be based anywhere other than the Employer's offices in Dallas, Texas, except for required travel on the Employer's business to an extent substantially consistent with his present business travel obligations, or, in the event Employee consents to any relocation, the failure by the Employer to pay (or reimburse Employee) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify Employee against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) his aggregate investment in such residence or
(b) the fair market value of such residence as determined by a real estate appraiser designated by Employee and reasonably satisfactory to the Employer) realized on the sale of Employee's principal residence in connection with any such change of residence.

          3.3  Mitigation  of  Amounts Payable Hereunder.  Employee shall not be
               -----------------------------------------
required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 3 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

     4.     EXCISE  TAXES.
            -------------

          4.1 In the event that any payment or benefit received or to be received by Employee pursuant to the terms of this Agreement (the "Contract Payments") or in connection with Employee's termination of employment or contingent upon a change in control of the Company pursuant to any plan or arrangement or other agreement with the Employer or the Company (or any affiliate) ("Other Payments" and, together with the Contract Payments, the "Payments"), would be subject to the excise tax (the "Excise Tax"), imposed by
Section 4999 of the Code, as determined as provided below, the Employer shall pay to Employee, at the time specified in Section 4.2 below, an additional amount (the "Gross-Up Payment") such that the net amount retained by Employee, after deduction of the Excise Tax on Contract Payments and Other Payments and any federal, state and local income or other tax and Excise Tax upon the payment provided for by this Section 4.1, and any interest, penalties or additions to tax payable by Employee with respect thereto, shall be equal to the total present value of the Contract Payments and Other Payments at the time such Payments are to be made. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax,
(1) the total amount of the Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of independent tax counsel selected by the Employer's independent auditors and reasonably acceptable to Employee ("Tax Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax, (2) the amount of the Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Payments or (B) the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (after applying clause (1) hereof), and (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income tax at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest effective rates of taxation applicable to Employee in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

          4.2 Gross-Up Payments provided for in Section 4.1 hereof shall be made upon the earlier of (i) the payment to Employee of any Contract Payment or Other Payment or (ii) the imposition upon Employee or payment by Employee of any Excise Tax.

          4.3 The Employee shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Employee is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to expiration of the 30 day period following the date on which the Employee gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim the Employee shall:

          i) give the Employer any information reasonably requested by the Employer relating to such claim;

          ii) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer and reasonably satisfactory to the Employee;

          iii) cooperate with the Employer in good faith in order to effectively contest such claim; and

          iv) permit the Employer to participate in any proceedings relating to such claim;

     provided, however, that the Employer shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest, and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

          4.4 The Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall reasonably determine; provided, however, that if the Employer directs the Employee to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Employee on a interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or other tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Employee is required to extend the statute of limitations to enable the Employer to contest such claim, the Employee may limit this extension solely to such contested amount. The Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Employer without the Employee's consent if such position or resolution could reasonably be expected to adversely affect the Employee (including any other tax position of the Employee unrelated to the matters covered hereby).

          4.5 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Employer or the Tax Counsel hereunder, it is possible that Gross-Up Payments which will not have been made by the Employer should have been made ("Underpayment"), consistent with the calculations required to be made hereunder In the event that the Employer exhausts its remedies and the Employee thereafter is required to pay to the Internal Revenue Service an additional amount in respect of any Excise Tax, the Employer or the Tax Counsel shall determine the amount of the Underpayment that has occurred and any such Underpayment shall promptly be paid by the Employer to or for the benefit of the Employee.

          4.6 If, after the receipt by Employee of the Gross-Up Payment or an amount advanced by the Employer in connection with the contest of an Excise Tax claim, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Employer in connection with an Excise Tax claim, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Employer does not notify the Employee in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid.

     5.     SUCCESSORS;  BINDING  AGREEMENT.
            -------------------------------

          5.1  Successors  of  the  Company.  The  Employer and the Company will
               ----------------------------
require any successor (whether direct or indirect, by purchase, amalgamation, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer and/or the Company, by agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer and the Company would be required to perform it if no such succession had taken place. Failure of the Employer and the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Employer in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the terms, "Employer" and "Company" shall include any successor to the business and/or assets of the Employer and/or the Company as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          5.2  Employee's Heirs, etc.  This Agreement shall inure to the benefit
               ----------------------
of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such designee, to his estate.

     6.     NOTICE.  For  the  purposes of this Agreement, notices and all other
            ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or by overnight courier service, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Employer shall be directed to the attention of the Chief Executive Officer of the Employer with a copy to the Secretary of the Employer, and all notices to the Company shall be directed to c/o Triton Exploration Services, Inc., 6688 N. Central Expressway, Suite 1400, Dallas, Texas 75206 attention: President, or to such other address as any party may hereafter specify in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7.     MISCELLANEOUS.  No  provisions  of  this  Agreement may be modified,
            -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee, the Employer and the Company (in whose case such signatory shall be such officer as may be specifically designated by the Board (which shall in any event include the Company's Chief Executive Officer)). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     8.     VALIDITY.  The  invalidity  or unenforceability of any provisions of
            --------
this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9.     COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more
            ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10.     GOVERNING  LAW;  JURISDICTION.  This Agreement shall be governed by
             -----------------------------
and construed under the laws of the State of Texas. The Employer and the Company hereby irrevocably submit to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas, and the jurisdiction of any arbitration panel constituted pursuant to Section 11 hereof, over any action, proceeding or arbitration arising out of or relating to this Agreement and the Employer and the Company hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court or arbitration proceeding.

     11.     ARBITRATION.  Any  dispute  or  controversy  arising  under  or  in
             -----------
connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas (in accordance with the rules of the American Arbitration Association then in effect). Notwithstanding the pendency of any such dispute or controversy, the Employer will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and installments under incentive, bonus or other plans) and continue Employee as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with
Section 2.5 hereof. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     12.  CAPTIONS  AND GENDER.  The use of captions and Section headings herein
          --------------------
is for the purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.

     13.  LEGAL  FEES.  The Employer shall pay Employee, no less frequently than
          -----------
monthly, all legal fees and expenses reasonably incurred by Employee in connection with this Agreement (including all such fees and expenses, if any, incurred in contesting or disputing the nature of any such termination for purposes of this Agreement or in seeking to obtain or enforce any right or benefit provided by this Agreement, but excluding any legal fees and expenses relating to a claim brought be Employee that a court has determined (in a final, non-appealable judgment) to be brought in bad faith).

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above written.

                                      TRITON  EXPLORATION  SERVICES,  INC.


                                      By:______________________________________
                                         A.E. Turner, III, Senior Vice President




                                      _________________________________________
                                      James  C.  Musselman


                                      Employee's  Address  for  Notice:
                                      _________________________________________
                                      _________________________________________
                                      _________________________________________




                             JOINDER OF THE COMPANY


     The Company hereby joins in this Agreement for the purpose of guaranteeing, and the Company does hereby unconditionally guarantee, to Employee the due and prompt performance by the Employer, or its successors and assigns as provided herein (the "Obligor") of the Obligor's obligations hereunder and covenanting, and the Company does hereby covenant, with Employee to be bound by the agreements of the Company as set forth herein. In case of the failure of the Obligor to punctually perform any obligation under this Agreement, including the making of any payment hereunder, the Company hereby agrees to cause any such obligation to be promptly performed when and as the same shall be due. The Company hereby agrees that its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any provision of this Agreement, any failure to enforce the provisions of this Agreement, or any waiver, modification or indulgence granted to the Obligor with respect thereto, by the Employee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Company hereby waives diligence, presentment, demand, any right to require a proceeding first against the Obligor, and all demands whatsoever, and covenants that its obligations under this Agreement will not be discharged except by performance in full of the Obligor's obligations hereunder. The agreements of the Company hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                                 TRITON  ENERGY  LIMITED


                                 By: ___________________________________
                                     A. E. Turner, III, Senior Vice President